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SERIES B WARRANT NO. ________
________ SHARES


         THIS WARRANT AND THE SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR APPLICABLE STATE OR FOREIGN SECURITIES LAWS. THIS WARRANT AND THE SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE TRANSFERRED OR RESOLD IN THE UNITED STATES, OR TO A U.S. PERSON, OR TO OR FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON (AS SUCH TERMS ARE DEFINED IN RULE 902 OF REGULATION S UNDER THE SECURITIES ACT) FOR A PERIOD OF ONE YEAR EXPIRING ON MARCH 19, 2000, UNLESS THEY ARE REGISTERED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS THE HOLDER PROVIDES AN OPINION FROM COUNSEL ACCEPTABLE TO THE COMPANY STATING THAT AN EXEMPTION FROM REGISTRATION IS AVAILABLE AT THE TIME OF SUCH TRANSFER. HEDGING TRANSACTIONS INVOLVING THIS WARRANT OR THE SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.


                  WARRANT, dated as of March 19, 1999, issued by NETWORD, INC., a Delaware corporation (the "Company") with principal offices at 702 Russell Avenue, Third Floor, Gaithersburg, Maryland 20877-2606, Attn: President, to _____________________________________________________________ (the "Holder").

                  The Company hereby agrees as follows:

                  1. Grant. The Company hereby grants to the Holder, the right, privilege and option to purchase from the Company __________ shares (the "Warrant Shares") of common stock, par value $.01 per share ("Common Stock"), subject to adjustment as provided in Section 6, at the exercise price of $1.25 per share (the "Exercise Price"), all subject to the terms and upon the conditions set forth herein.

                  2. Exercise of Warrant. This Warrant is exercisable commencing on the date hereof and will expire on the earlier of March 19, 2004 or 150 days after the Registration Statement described in Section 3 of the Subscription Agreement (defined in Section 11 hereof) becomes effective (the "Expiration Date"), subject to the right of the Company to redeem this Warrant as described in Section 3 hereof. This Warrant shall expire and all rights of the Holder will terminate upon the Expiration Date.

                  3. Method of Exercise and Redemption of Warrant. Unless this Warrant has been redeemed by the Company as provided in this Section 3, the Holder may exercise this Warrant at or prior to the close of business on the Expiration Date. This Warrant may be




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exercised by the Holder or redeemed by the Company as follows:

                            (a)   This Warrant may be exercised in whole at any
time, or in part from time to time, by delivery of this Warrant to the Company at its principal place of business, accompanied by a check payable to the Company in payment of the Exercise Price for the number of Warrant Shares as to which this Warrant is being exercised.

                           (b) Upon clearance of the check delivered pursuant to
Section 3(a), the Company shall make immediate delivery of the shares of Common Stock as to which this Warrant is being exercised, provided that if any law or regulation requires the Company to take any action with respect to such shares of Common Stock before the issuance thereof, then the date of delivery of such shares shall be extended for the period necessary to take such action. In case of the purchase of less than all the shares purchasable under this Warrant, the Company shall cancel this Warrant upon surrender hereof and shall execute and deliver to the Holder a new Warrant of like tenor and date for the balance of the Warrant Shares.

                           (c) The Company may redeem this Warrant as to all or
any of the Warrant Shares, at a price of $0.05 per Warrant Share (the "Redemption Price"), at its option, at any time after the first date on which the average of the closing bid prices for the shares of the Company's Common Stock in any inter-dealer quotation system on which the Common Stock has been the subject of both bid and ask quotations shall have exceeded $2.00 per share on ten consecutive trading days. From and after the date fixed for redemption by notice given pursuant to Section 3(d) (the "Redemption Date"), the right to purchase Warrant Shares with respect to the redeemed portion of this Warrant shall cease, and the Holder shall be entitled to payment of the Redemption Price with respect to the portion of this Warrant so redeemed (and to receive a new Warrant of like tenor and date with respect to the unredeemed portion of this Warrant) upon surrender of this Warrant to the Company.

                           (d) Notice of redemption of this Warrant shall be
given at least 15 days prior to the Redemption Date by mailing, by registered or certified mail, return receipt requested, a copy of such notice to the Holder at its address appearing on the books or transfer records of the Company or such other address as may be designated by the Holder by notice to the Company. Notwithstanding the giving of such notice, the Holder shall be entitled to exercise this Warrant at any time prior to the Redemption Date.

                  4. Payment of Taxes. (a) The Company shall pay all documentary stamp taxes attributable to the issuance of shares of Common Stock upon the exercise of this Warrant; provided, however, that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any Warrants, warrant certificates or certificates for Warrant Shares purchased pursuant hereto in a name other than that of the Holder, and the Company shall not be required to issue or deliver such Warrants, warrant certificates or other certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.




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                  (b) The Company's obligation to deliver Warrant Shares upon the exercise of this Warrant or any portion thereof shall be subject to the payment by the Holder of any applicable federal, state and local withholding tax. The Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to the Holder any federal, state or local taxes required to be withheld with respect to such payment.

         5. Restriction on Transfer of Warrants. The Holder hereof, by the Holder's acceptance hereof, hereby represents and warrants to, and agrees with, the Company that the Holder has been informed that neither this Warrant, nor the shares purchasable pursuant to this Warrant, have been registered for sale under any federal, state or foreign securities laws and that this Warrant is being offered and sold to the Holder and, upon the exercise of this Warrant, the shares of Common Stock purchasable pursuant to this Warrant will be sold to the Holder, pursuant to Regulation S under the Securities Act; this Warrant and the Warrant Shares may not be transferred or resold in the United States, or to a U.S. Person, or to or for the account or benefit of a U.S. Person (as such terms are defined in Rule 902 of Regulation S under the Securities Act) for a period of one year expiring on the first anniversary of the date hereof (the "Restricted Period"), unless registered under the Securities Act and applicable state securities laws or unless the Holder provides an opinion to the Company from counsel acceptable to the Company stating that an exemption from registration is available at the time of such transfer; hedging transactions involving this Warrant or the Warrant Shares may not be conducted unless in compliance with the Securities Act; during the Restricted Period, without registration, transfers and resales of this Warrant and the Warrant Shares to non-U.S. Persons may be made outside the United States only in compliance with Rule 903 or Rule 904 of Regulation S; and that prior to the exercise of this Warrant, Holder shall provide to the Company in writing such information as the Company may reasonably request to establish that the exercise of this Warrant by Holder is exempt from registration under such securities laws.

                  If a transfer of this Warrant is permitted pursuant to the preceding paragraph of this Section 5, the Holder and any transferee shall execute and deliver to the Company, a completed Assignment in the form attached hereto as Exhibit A. Upon the Company's satisfaction that the requirements necessary for transfer of this Warrant have been satisfied, receipt of the completed and duly executed assignment, and surrender of this Warrant, the Company shall, as promptly as practicable, deliver to the transferee a new Warrant of like tenor and date for that portion of the Warrant Shares as to which this Warrant is being transferred and shall deliver to the Holder a new Warrant of like tenor and date as to the remaining portion of the Warrant Shares, if any.

                  6. Anti-Dilution Provisions. (a) In case the Company shall (i) declare or pay a dividend on its outstanding shares of Common Stock in shares of Common Stock or make a distribution to all holders of its outstanding shares of Common Stock in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (iv) issue by reclassification of its outstanding shares of Common Stock other securities of the Company (including any such reclassification in connection with a consolidation, merger or other business combination in which the Company is the surviving



                                        3

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corporation), the number and kind of Warrant Shares purchasable upon exercise of this Warrant shall be adjusted so that Holder upon exercise hereof shall be entitled to receive the number and kind of Warrant Shares or other securities of the Company that the Holder would have owned or have been entitled to receive after the occurrence of any of the events described above had this Warrant been exercised immediately prior to the occurrence of such event or any record date with respect thereto. An adjustment made pursuant to this Section 6(a) shall become effective on the date of the dividend payment, distribution, subdivision, combination or reclassification issuance retroactive to the record date with respect thereto, if any, for such event. Adjustment by reason of this Section 6(a) shall be made successively whenever such an event occurs.

         (b) In case of any consolidation of the Company with, or merger of the Company into, another person (whether or not the Company is the surviving corporation), or in the case of any sale, transfer or lease to another person of all or substantially all of the assets of the Company, the Company or such successor, as the case may be, shall deliver to Holder an undertaking that Holder shall have the right thereafter upon payment of the Exercise Price in effect immediately prior to such transaction to purchase upon exercise of this Warrant the kind and amount of securities, cash and property which Holder would have owned or have been entitled to receive after the consummation of such consolidation, merger, sale, transfer or lease had this Warrant been exercised immediately prior to such transaction, and if the successor or purchaser is not a corporation, such person shall provide appropriate tax indemnification with respect to such shares and other securities and property so that, upon exercise of this Warrant, Holder thereof would have the same benefits he otherwise would have had if such successor or purchaser person were a corporation. The provisions of this Section 6(b) shall similarly apply to successive consolidations, mergers, sales, transfers or leases.

                  7. Elimination of Fractional Interests. The Company shall not be required to issue certificates representing fractions of Common Stock upon the exercise of this Warrant, nor shall it be required to issue scrip or pay cash in lieu of fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by the Company by rounding down to the nearest whole number of shares of Common Stock.

                  8. Reservation of Securities. The Company shall at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issuance upon the exercise of this Warrant, such number of shares Common Stock as shall be issuable upon the exercise thereof. The Company covenants and agrees that, upon exercise of this Warrant for and payment of the exercise price therefor, all shares of Common Stock issuable upon such exercise shall be duly authorized, validly issued, fully paid, non-assessable and not subject to preemptive rights of any shareholder.




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                  9. Notices to Warrant Holders. Nothing contained in this
Warrant shall be construed as conferring upon the Holder the right to vote or to consent or to receive notice as a shareholder in respect of any meetings of shareholders for the election of directors or any other matter, or as having any rights whatsoever as a shareholder of the Company. If the Company shall propose to engage in any transaction with respect to which adjustment of the Exercise Price or the kind or amount of securities, property or other assets receivable upon exercise of this Warrant would be required pursuant to Section 6, the Company shall cause to be mailed to the Holder, at least 10 days prior to the applicable date hereinafter specified, a notice describing such transaction and stating (a) in the case of any dividend, distribution or grant of rights or warrants to all holders of shares of Common Stock, the date on which a record is to be taken for such purpose or, if a record is not to be so taken, the date as of which the holders of Common Stock of record to be entitled thereto are to be determined, (b) in the case of any other transaction described in Section 6 in which all holders of Common Stock of record are entitled to participate, the date on which such transaction is expected to become effective and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, property or other assets deliverable upon such transaction, and (c) in the case of any other transaction, the date on which it is expected to occur or become effective. Failure to give such notice or any defect therein shall not affect the validity of any action taken or transaction consummated by the Company.

                  10. No Rights in Common Stock. The Holder shall have none of the rights as a shareholder with respect to any shares of Common Stock until such shares of Common Stock shall be issued to Holder upon exercise of this Warrant.

                  11. Registration Rights. The Company will cause the registration of the Warrant Shares under the Securities Act as provided in
Section 3 of the Subscription Agreement (the "Subscription Agreement") entered into by the initial Holder of this Warrant and the Company providing for such Holder's purchase of this Warrant.

                  12. Notices. All notices, requests, consents and other communications hereunder shall be effective only if given in writing and shall be deemed to have been duly made or given when delivered, or three days after being mailed by registered or certified mail, return receipt requested:

                           (a) If to the Holder, to the address of the Holder as shown on the books of the Company or as otherwise designated or provided for herein; or

                           (b) If to the Company, to the address set forth on
                  the first page of this Warrant or to such other address as the Company may designate by notice to the Holder.

                  13. Amendment. This Warrant may not be amended or supplemented except by an instrument in writing executed by the Company and the Holder.

                  15. Governing Law. This Warrant shall be deemed to be a contract made



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under the laws of the State of New York and for all purposes shall be construed in accordance with the laws of such State (without regard to the conflicts of law principles thereof).

                  16. Jurisdiction. Any legal action or proceeding with respect to this Warrant may be brought exclusively in the courts of the State of New York or of the United States of America for the Southern District of New York, and, by acceptance of this Warrant, Holder accepts for itself and in respect of its property, generally and unconditionally, the exclusive jurisdiction of the aforesaid courts. By acceptance of this Warrant, Holder waives and agrees not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement of this Warrant, that Holder is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that this Warrant may not be enforced in or by said courts or that Holder's property is exempt or immune from execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or (provided that process shall be served in any manner referred to in the following sentence) that service of process upon Holder is ineffective. Service of process in any such action, suit or proceeding may be made upon the Company or Holder in any manner permitted by the laws of the State of New York or the federal laws of the United States or as follows:
(i) by personal service or (ii) by certified or registered mail to Holder or the Company, as applicable, at its address for notice pursuant to Section 12. Service of process upon Holder or the Company in any manner referred to in the preceding sentence shall be deemed in every respect effective service of process upon Holder or the Company.

                  17. Benefits of This Warrant. Nothing in this Warrant shall be construed to give to any person other than the Company and the Holder and its assigns any legal or equitable right, remedy or claim under this Warrant; and this Warrant shall be for the sole and exclusive benefit of the Company and the Holder and its assigns.

                  18. Headings. The headings in this Warrant are intended solely for convenience of reference and shall be given no effect in the construction or interpretation of this Warrant.

                  IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed as of the day and year first above written.


                                               NETWORD, INC.


                                               By:______________________________
                                                  Name:
                                                  Title:



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                              [FORM OF ASSIGNMENT]

                (To be executed by the registered holder if such
                    holder desires to transfer this Warrant)



                  FOR VALUE RECEIVED ____________________________________ hereby sells, assigns and transfers that certain Warrant dated March ____, 1999 as to ____________________________________________________________Warrant Shares, unto
________________________________________________________________________________
________________________________________________________________________________

                   (PLEASE PRINT NAME AND ADDRESS OF ASSIGNEE) together with all right, title and interest therein, and does hereby irrevocably constitute and appoint __________________________________ Attorney, to transfer said Warrant as to _______________________________________ Warrant Shares on the
books of the Netword, Inc., with full power of substitution.

                  If said number of Warrant Shares shall not be all the Warrant Shares evidenced by the Warrant, a new Warrant shall be issued in the name of and delivered to the registered holder for such portion of the Warrant Shares not so sold, assigned or transferred.


DATED: ____________________________




Signature:

___________________________________
(Signature must conform in all
respects to name of holder as
specified on the face of the
Warrant, in every particular,
without alteration or enlargement
or any change whatever.)




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